Exhibit (a)(4)

FORM OF WITHDRAWAL LETTER

To: Patricia Arciero-Craig

677 Broadway

Albany, New York 12207

facsimile: (518) 447-7933

DELIVERY OF THIS WITHDRAWAL LETTER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE OR INTERNAL MAIL WITHOUT CONFIRMATION RECEIPT OR TRANSMISSION VIA E-MAIL WILL NOT CONSTITUTE A VALID DELIVERY.

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To First Albany Companies Inc.:

Pursuant to the terms and subject to the conditions of the Terms of the Offer dated March 27, 2007 (the “Terms of the Offer”), my acceptance letter dated ___________, 2007 (the “acceptance letter” which, together with the Terms of the Offer, as they may be amended from time to time, constitutes the “Offer”), and this withdrawal letter, I hereby withdraw the tender of all of my Eligible Restricted Shares that I previously tendered pursuant to the Offer.

Upon the terms and subject to the conditions set forth in the Terms of the Offer and my acceptance letter, I participated in the opportunity to tender (that is, surrender) for cancellation all of my Eligible Restricted Shares (the “common stock”) granted under the 1999 Plan, the 2001 Plan and the Descap Plan, as applicable (my “Tendered Restricted Shares”) for Stock Appreciation Rights. All capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Terms of the Offer.

Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the tender of my Tendered Restricted Shares any time prior to 11:59 p.m., Eastern Daylight Time, on May 9, 2007, or such later date as may be applicable if the Company decides to extend the period of time the Offer will remain open (each such date, the “Offer Expiration Date”).

Accordingly, under the terms and subject to the conditions set forth in the Offer and this withdrawal letter, I, the undersigned, hereby withdraw the tender of all my Tendered Restricted Shares.

I understand and acknowledge that:

(1) I may not rescind my withdrawal and the Tendered Restricted Shares that I hereby withdraw will be deemed not properly tendered for purposes of the Offer unless I re-tender those Restricted Shares prior to the Offer Expiration Date by following the procedures described in the Terms of the Offer under “Procedures for Tendering Eligible Restricted Shares”.

(2) I must withdraw all of my Tendered Restricted Shares; I may not withdraw only a portion of my Tendered Restricted Shares. Upon withdrawal of my Tendered Restricted Shares, I understand that all such Restricted Shares shall remain outstanding pursuant to their original terms and conditions, including their vesting schedule.

(3) Neither the Company nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. The Company will determine, in its discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. The Company’s determination of these matters will be final and binding.

(4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this withdrawal may not be rescinded.

(5) The signed signature page of this Letter (or a facsimile copy thereof) must be received by the Company on or prior to the Offer Expiration Date. A properly signed paper copy of the signature page of this letter must be delivered by internal mail, regular external mail, or facsimile; provided that, if internal mail is used, I have received a confirmation of receipt from the Company. Delivery by e-mail will not be accepted. The method by which the signed signature page is delivered is at my option and risk, and the delivery will be deemed made only when actually received by the Company. If the signed signature page of this letter is delivered by regular external mail, the Company has recommended that registered mail with return receipt requested be used. In all cases, sufficient time should be allowed to ensure timely delivery.

(6) I agree to all of the terms and conditions of the Offer and this withdrawal letter.

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This withdrawal letter has been completed and signed in the same name that appears on the acceptance letter previously submitted by me. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title has been specified and proper evidence of the authority of such person to act in such capacity has been submitted with this withdrawal letter.

SIGNATURE OF RESTRICTED SHARES AWARDEE

    (Signature of Restricted Shares Awardee or Authorized Signatory)

Date: ____________________, 2007

Print Name:

Capacity:

Address:

Telephone No. (with area code):

Tax ID/Social Security No.:

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